SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: June 8, 2010

(Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

6505 Kaiser Drive

Fremont, California 94555

(Address of principal executive offices and zip code)

(510) 795-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Executive Officer

On June 8, 2010, Logitech International S.A. issued a press release in which it announced that David Henry, Senior Vice President, Customer Experience and Chief Marketing Officer, will resign from Logitech. The effective date of the resignation is October 1, 2010, but Logitech may, in its discretion, extend the resignation date up to an additional 60 days.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Compensatory Arrangements

In connection with his resignation, Mr. Henry and Logitech Inc. entered into a resignation and severance agreement. The material terms of the resignation and severance agreement are as follows:

•	Subject to continuing performance of duties, Mr. Henry will be employed and paid his current salary of $460,000 per annum through his effective resignation date.

•	Subject to Mr. Henry’s execution of a general release of claims, and that release becoming irrevocable, Mr. Henry will be entitled to receive on his resignation:

•	A lump-sum severance payment of $460,000, less applicable withholdings;

•

An additional lump-sum severance payment in the maximum of $149,500, less applicable withholdings, pro-rated based on the number of days, up to 180, between April 1, 2010 and his effective resignation date;

•	Executive-level outplacement services, in an amount of up to $15,000;

•	The payment by Logitech of Mr. Henry’s group health insurance coverage premiums for a period of up to one year; and

•	Provided the effective date of Mr. Henry’s resignation is not before October 1, 2010, he will be entitled to receive an additional lump-sum severance payment of $508,000, less applicable withholdings.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release issued by Logitech International S.A. dated June 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Logitech International S.A.

/s/ Catherine Valentine
Catherine Valentine
General Counsel, Vice President, Legal and Secretary

June 10, 2010